                                                                  Exhibit 10.13
                    AMENDED AND RESTATED REVOLVING LOAN NOTE


$12,000,000                                                   November 17, 1999


                  SPINCYCLE, INC., a Delaware corporation ("Borrower"), for value received, hereby promises to pay to the order of LaSalle Bank National Association (the "Bank"), on September 30, 2001, the principal sum of Twelve Million and No/100 Dollars ($12,000,000), or such lesser amount of all of the then outstanding advances made by the Bank to Borrower pursuant to Section 2.1 of the "Loan Agreement" (as hereinafter defined), together with interest on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until paid, at the rate(s) set forth in Section 2.14 of the Loan Agreement, payable on each "Interest Payment Date" (as such term is defined in the Loan Agreement).

                  Upon the occurrence of any Event of Default (hereinafter defined), the outstanding principal balance of this Note shall bear interest payable on demand, at the "Default Rate" (as such term is defined in the Loan Agreement).

                  All payments of principal and interest on this Note shall be payable in lawful money of the United States of America. In no event shall the interest payable exceed the highest rate permitted by law. Principal and interest shall be paid to Bank at its office at LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to Borrower. All payments hereunder shall be applied as provided in the Loan Agreement. In determining Borrower's liability to the Bank hereunder, the books and records of the Bank shall be controlling absent arithmetic or manifest error.

                  This Note evidences certain indebtedness incurred under the Amended and Restated Loan and Security Agreement, dated as of the date hereof, between Borrower and Bank (as heretofore or hereafter amended, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated or is automatically accelerated, or under which this Note may be prepaid or is required to be prepaid. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. The holder of this Note is entitled to all of the benefits provided in said Loan Agreement and the Loan Documents referred to therein. Borrower agrees to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder promptly on demand of the Bank and as more fully set forth in the Loan Agreement.

                  This Note may be prepaid in whole or in part in accordance with the terms of the Loan Agreement.

                  Except as set forth in the Loan Agreement, the Borrower, endorsers and all other parties to this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, the Bank or its assignee need not file the original of this Note, but need only file a photocopy of this Note certified by the Bank or such assignee to be a true and correct copy of this Note.

                  This is the Revolving Loan Note referred to in the Loan Agreement. This Note is secured by, among other things, a security interest in the Collateral granted to the Bank pursuant to the Loan Agreement and the other Loan Documents.

                  No delay on the part of the Bank in exercising any right under this Note, any security agreement, guaranty or other undertaking affecting this Note, shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Bank under this Note operate as a waiver of any other rights.

                  The occurrence of an Event of Default under the Loan Agreement (as such term is defined therein) shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the outstanding indebtedness evidenced by this Note, together with all accrued interest, shall be due and payable in accordance with the terms of the Loan Agreement, without notice to or demand upon the Borrower except as otherwise provided in the Loan Agreement, and the Bank may exercise all of its rights and remedies reserved to it under the Loan Agreement or applicable law.

                  If any provision of this Note or the application thereof to any party of circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be severable in any such instance.

                  BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY NOW OR HEREAFTER HAVE TO SUBMIT ANY CLAIM, ISSUE OR DEFENSE ARISING HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS TO A TRIAL BY JURY.

                  This Note shall be an amendment and restatement of and substitution and replacement for those certain Revolving Notes dated August 29, 1998 in the respective original principal amounts of $25,000,000 and $15,000,000 made by Borrower and payable to the order of Bank, as assignee of Heller Financial, Inc. and Finova Capital Corporation (the "Prior Lenders"), respectively, and all amendments, extensions, substitutions, replacements and renewals thereto (the "Original Notes"). The indebtedness evidenced by the Original Notes is continuing indebtedness and nothing contained herein shall be deemed to constitute payment, settlement or a novation of the Original Notes, or the indebtedness evidenced thereby, or release or otherwise adversely affect any lien or security interest securing such indebtedness.

                  This Note shall be deemed to have been made under and shall be governed in accordance with the internal laws and not the conflict of law rules of the State of Illinois.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                             SPINCYCLE, INC.



                                             By: /s/ Tim Yost
                                                -------------------------------
                                             Title: Vice President
                                                   ----------------------------

                                      -3-